Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of the 27th day of April, 2010 by and among 1st Financial Services Corporation, a North Carolina corporation (the “Corporation”), Mountain 1st Bank & Trust Company, a North Carolina-chartered bank and wholly owned subsidiary of the Corporation (the “Bank”), and Holly L. Schreiber (the “Executive”). The Corporation and the Bank are referred to in this Agreement individually and together as the “Employer.”

WHEREAS, the Employer and the Executive desire to set forth in this Agreement the terms and conditions of the Executive’s employment as Chief Financial Officer.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1

EMPLOYMENT

1.1 Employment. Subject to section 1.3, the Employer hereby employs the Executive to serve as Chief Financial Officer of each of the Corporation and the Bank according to the terms and conditions of this Agreement and for the period stated in section 1.3. The Executive hereby accepts employment according to the terms and conditions of this Agreement and for the period stated in section 1.3.

1.2 Duties. As Chief Financial Officer, the Executive shall serve under the direction of the boards of directors and in accordance with the Articles of Incorporation and Bylaws, as each may be amended or restated from time to time, of the Corporation and the Bank. The Executive shall report directly to the Chief Executive Officer of the Employer. The Executive shall serve the Employer faithfully, diligently, competently, and to the best of the Executive’s ability. The Executive shall exclusively devote full time, energy, and attention to the business of the Employer and to the promotion of the Employer’s interests throughout the term of this Agreement. Without written consent of the Employer, during the term of this Agreement the Executive shall not render services to or for any person, corporation, partnership, limited liability company, business trust or other entity or organization (each, a “Person”) in exchange for compensation, regardless of the form in which such compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this section 1.2 shall prevent the Executive from managing personal investments and affairs, provided that doing so does not interfere with the proper performance of the Executive’s duties and responsibilities under this Agreement.

1.3 Effectiveness, Term, and Signing Bonus. Executives employment will commence May 24, 2010, (a) Consistent with Federal Deposit Insurance Corporation (“FDIC”) Rule 303.102(a), with the Executive’s cooperation the Bank shall submit to the FDIC any required notice of the appointment of the Executive as Chief Financial Officer of the Bank. The

notice shall include the Interagency Notice of Change in Director or Senior Executive Officer prepared with the Executive’s cooperation by the Bank and, if required, the Interagency Biographical and Financial Report prepared by the Executive. The Bank shall also give notice to, and seek the approval of, the North Carolina Commissioner of Banks under applicable North Carolina law of the engagement of the Executive as Chief Financial Officer of the Bank. Notwithstanding any provision in this Agreement to the contrary, the appointment of the Executive as Chief Financial Officer of the Bank shall not become effective until the day immediately after both (i) the date on which the 30-day notice period imposed by the rules of the FDIC expires, or the day immediately after the later date on which the extended period expires if the FDIC gives notice to the Bank that processing is delayed, and (ii) the date the approval of the Executive’s engagement has been received from the North Carolina Commissioner of Banks. However, the appointment of the Executive as Chief Financial Officer of the Bank shall never become effective and shall be void if either (x) the FDIC gives notice of disapproval under FDIC Rule 303.103 or (y) the North Carolina Commissioner of Banks gives notice of disapproval. The Executive shall have no rights against the Bank under this Agreement, and no claim or cause of action against the Employer under this Agreement or otherwise if the FDIC gives notice of disapproval under FDIC Rule 303.103 or the North Carolina Commissioner of Banks gives notice of disapproval.

(b) This Agreement shall have a term of three years from May 24th, 2010.

(c) If the appointment of the Executive as Chief Financial Officer of the Bank becomes effective under paragraph (a), within five (5) days after the date on which such appointment becomes effective, the Bank shall owe the Executive an amount equal to $30,000 in due consideration of the Executive’s execution of this Agreement. The Executive, at her discretion, may utilize any portion of this $30,000 to offset relocation expenses and be paid the balance in cash. Such “signing bonus” shall not be required to be re-paid by the Executive under any circumstances.

ARTICLE 2

COMPENSATION

2.1 Base Compensation. In consideration of the Executive’s performance of the obligations under this Agreement the Executive shall be entitled to base compensation consisting of annual salary, an annual restricted stock grant, and an annual perquisite allowance as follows –

(a) salary: the Employer shall pay or cause to be paid to the Executive a salary at the annual rate of $190,000 for the first year of the Agreement’s term, $195,000 for the second year of the Agreement’s term, and $200,000 for the third and final year of the Agreement’s term. Salary shall be payable in accordance with the Employer’s regular pay practices. The Executive’s salary, as the same may be increased from time to time, is referred to in this Agreement as the “Base Salary.”

(b) restricted stock: effective on the date on which this Agreement becomes effective as provided in section 1.3, the Executive shall be granted under the 2008 Omnibus Equity Plan restricted stock having a value of $25,000 on the date of grant. The Executive shall also be entitled to restricted stock grants having a grant-date value of $25,000 on each of the first and second anniversaries of the effective date of this Agreement, unless the Executive’s employment shall have terminated on or before those dates. The restricted stock shall in all respects be subject to the terms, definitions, and provisions of the 2008 Omnibus Equity Plan and a restricted stock award agreement, a copy of which has been provided to Executive, and to the TARP Standards for Compensation and Corporate Governance; Interim Final Rule, 31 C.F.R. 30, and any amendments or supplements or any successor rules thereto (the “CPP Rules”).

(c) perquisites: the Executive shall be entitled to annual perquisites having an aggregate value of no more than $15,000, including Employer-paid dues and assessments for membership in and use of civic and social clubs of her choosing and a monthly automobile allowance.

2.2 Benefit Plans and Expense Reimbursement. Subject to the CPP Rules, the Executive shall be entitled throughout the term of this Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability, and group life benefits, including the Employer’s 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for any such plans or benefits. Without limiting the generality of the foregoing, the Executive shall be entitled to reimbursement for all reasonable business expenses incurred performing the obligations under this Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of the Employer and reasonable expenses for attendance at annual and other periodic meetings of trade associations.

2.3 Vacation. The Executive shall be entitled to a minimum of 15 days of vacation and 6 days of sick leave annually or such greater number of such days provided for in policies established by the Employer from time to time and applicable to senior executive officers generally. The Executive shall not be entitled to any additional compensation for failure to use allotted vacation or sick leave, nor shall the Executive be entitled to accumulate unused sick leave from one year to the next unless authorized by the Employer’s board of directors to do so. Vacation days not used in a given year may not be carried over from one calendar year to the next.

2.4 Potential Clawback of Bonus or Incentive Compensation. Any bonus or incentive compensation paid or payable to the Executive shall be subject to recovery by the Employer and shall be repaid by the Executive to the Employer if, in the judgment of the board of directors or the board committee having jurisdiction over executive compensation, the compensation was based on materially inaccurate financial statements or on any other materially inaccurate performance criteria. The compensation shall be repaid by the Executive to the Employer within 30 days after written demand by the Employer or as soon thereafter as is practicable. The Executive’s obligations under this section 2.4 shall survive termination of this Agreement and shall be effective for as long as the Employer is a participant in and is subject to the U.S. Department of the Treasury’s Troubled Assets Relief Program (“TARP”) Capital

Purchase Program (“CPP”) rules and guidance, with debt or equity held by the U.S. Department of the Treasury. The Executive’s obligations under this section 2.4 shall expire when the Employer is no longer a participant in and subject to the TARP CPP rules and guidance, provided that the Executive shall have repaid all amounts for which a repayment demand has been made by the Employer. For purposes of this section 2.4, the bonus or incentive compensation subject to recovery by the Employer includes but is not limited to stock option compensation and any other bonus or incentive compensation within the meaning of the rules and guidance governing executive compensation of participants in the TARP CPP, which rules and guidance are currently set forth in interim final rules appearing at 31 C.F.R. Part 30, as the rules and guidance may be supplemented or amended from time to time after the date of this Agreement. The compensation subject to recovery by the Employer includes any bonus or incentive compensation paid or payable under this Agreement as well as bonus or incentive compensation paid or payable under any other compensation arrangement between the Employer and the Executive, whether existing on the date of this Agreement or entered into hereafter.

ARTICLE 3

EMPLOYMENT TERMINATION

3.1 Termination Because of Death. The Executive’s employment shall terminate automatically at the Executive’s death. If the Executive dies in active service to the Employer, the Executive’s estate shall receive any sums due to the Executive as Base Salary, reimbursement of expenses through the end of the month in which death occurred, reimbursement of perquisites paid by Executive or payable by his estate, any bonus earned or accrued through the date of death, including any unvested amounts awarded for previous years, and for twelve months after the Executive’s death the Employer shall provide without cost to the Executive’s family continuing health care coverage under COBRA substantially identical to that provided for the Executive before death.

3.2 Termination Other than Because of Death. Either the Executive or the Employer may terminate the Executive’s employment at any time with or without cause. If the Executive’s employment terminates under this section 3.2, the Executive shall receive the Base Salary through the date on which termination becomes effective, reimbursement of expenses and reimbursement of perquisites paid or payable by the Executive to which the Executive is entitled when termination becomes effective.

ARTICLE 4

CONFIDENTIALITY AND COVENANT NOT TO COMPETE

4.1 Confidentiality. (a) Nondisclosure. The Executive covenants not to reveal to any Person any confidential information of any nature concerning the Employer or its business or anything connected therewith. As used in this Article 4 the term “confidential information” means all of the Employer’s and its affiliates’ confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Agreement, including but not limited to –

1) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

2) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

3) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

4) trade secrets, as defined from time to time by the laws of the State of North Carolina.

However, confidential information excludes information that – as of the date hereof or at any time after the date hereof – is published or disseminated without obligation of confidence or that becomes a part of the public domain (x) by or through action of the Employer, or (y) otherwise than by or at the direction of the Executive. This section 4.1 does not prohibit disclosure required by an order of a court having jurisdiction, a subpoena from an appropriate governmental agency, disclosure made by the Executive in the ordinary course of business and within the scope of the Executive’s authority or disclosure in response to a directive of the primary Federal regulator of the Corporation or the Bank or of the North Carolina Commissioner of Banks.

For purposes of this Agreement the term “affiliate” includes the Corporation, the Bank, and any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Corporation or the Bank.

(b) Return of materials. The Executive agrees to deliver or return to the Employer upon termination, upon expiration of this Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by the Employer or prepared by the Executive in connection with the Executive’s services hereunder. The Executive shall retain no copies thereof after termination of this Agreement or termination of the Executive’s employment with the Employer.

(c) Creative work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Employer. The Executive hereby assigns to the Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

4.2 Acknowledgments. The Executive hereby acknowledges that the enforcement of Article 4 of this Agreement is necessary to ensure the preservation, protection, and continuity of the business, trade secrets, and goodwill of the Employer. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to the Employer if the Executive fails to observe the obligations imposed by Article 4. Accordingly, if the Employer institutes an action to enforce the provisions of Article 4, the Executive hereby waives the claim or defense that an adequate remedy at law is available to the Employer and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

4.3 Survival of Obligations. The Executive’s obligations under Article 4 of this Agreement shall survive employment termination regardless of the manner in which termination occurs and shall be binding upon the Executive’s heirs, executors, and administrators. The existence of any claim or cause of action by the Executive against the Employer shall not constitute and shall not be asserted as a defense by the Executive to enforcement of Article 4.

ARTICLE 5

MISCELLANEOUS

5.1 Successors and Assigns.

(a) This Agreement is binding on successors. This Agreement shall be binding upon the Employer and any successor to the Corporation or the Bank, including any Persons acquiring directly or indirectly all or substantially all of the business or assets of the Corporation or the Bank by purchase, merger, consolidation, reorganization, or otherwise. By a written agreement in form and substance satisfactory to the Executive, each of the Corporation and the Bank shall require any successor to all or substantially all of its business or assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent it would be required to perform had no succession occurred.

(b) This Agreement is enforceable by the Executive’s heirs. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

(c) This Agreement is personal in nature and is not assignable. This Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive’s will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this section 5.1, the Employer shall have no liability to pay any amount to the assignee or transferee.

5.2 Governing Law, Jurisdiction and Forum. Except to the extent that the CPP Rules and applicable Federal laws govern the provisions of this Agreement, this Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Agreement, the Executive acknowledges that the Executive is subject to the jurisdiction of both the federal and state courts in the State of

North Carolina. Any actions or proceedings instituted under this Agreement shall be brought and tried solely in courts located in Henderson County, North Carolina, or in the federal court having jurisdiction in Hendersonville, North Carolina. The Executive expressly waives the right to have any such actions or proceedings brought or tried elsewhere.

5.3 Entire Agreement. This Agreement sets forth the entire agreement of the parties concerning the employment of the Executive. Any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void.

5.4 Notices. Any notice under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of such notice, and properly addressed to the Employer if addressed to 1 st Financial Services Corporation, 101 Jack Street, Hendersonville, North Carolina 28792, Attention: Corporate Secretary.

5.5 Severability. If there is a conflict between any provision of this Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

5.6 Captions and Counterparts. The captions in this Agreement are solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

5.7 No Duty to Mitigate. The Employer hereby acknowledges that it will be difficult and could be impossible (x) for the Executive to find reasonably comparable employment after employment termination, and (y) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, the Employer acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. The Employer further acknowledges that the payment of severance benefits under this Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after employment termination.

5.8 Amendment and Waiver. Except for modifications of this Agreement made for the purpose of complying with the mandatory application of the CPP Rules, this Agreement may not be amended, released, discharged, abandoned, changed, or modified except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision nor affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of a breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

5.9 Compliance with Internal Revenue Code Section 409A. The Employer and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If when the Executive’s employment terminates the Executive is a specified employee, as defined in section 409A, and if any payments under this Agreement will result in additional tax or interest to the Executive because of section 409A, then despite any provision of this Agreement to the contrary the Executive shall not be entitled to the payments until the earliest of (x) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (y) the date of the Executive’s death, or (z) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Agreement does not satisfy the requirements of section 409A, the provision shall be applied in a manner consistent with those requirements despite any contrary provision of this Agreement. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A, the Employer shall reform the provision. However, the Employer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Employer shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to section 409A include rules, regulations, and guidance of general application issued by the UST under section 409A.

5.10 Limitations Applicable under the CPP Rules. Despite any contrary provisions within this Agreement, the Corporation Board shall unilaterally and without the Executive’s consent modify any of the provisions of this Agreement and the agreement or agreements memorializing restricted stock grants under section 2.1 if in the Corporation Board’s sole judgment the modification is necessary to comply with the CPP Rules. The Corporation Board’s power to modify this Agreement and the restricted stock agreements shall be effective throughout the Treasury Holding Period. The Corporation Board’s action modifying any of the provisions of this Agreement or the restricted stock agreements may but need not be in the form of a written amendment or supplement or in the form of a duly adopted resolution. The Corporation Board’s power under this section 5.10 to modify the provisions of this Agreement and the restricted stock agreements shall expire upon the expiration of the Treasury Holding Period.

5.11 Compliance with CPP Rules. The Executive hereby acknowledges and agrees that the Employer will be bound by the executive compensation and corporate governance requirements of section 111 of the Emergency Economic Stabilization Act of 2008 and the CPP Rules throughout the Treasury Holding Period. The Executive hereby grants to the UST a waiver releasing the UST from any claims that the Employer or the Executive may otherwise have as a result of the issuance of any regulations modifying the terms of benefits plans, arrangements, and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of section 111 of the Emergency Economic Stabilization Act of 2008 and the CPP Rules.

5.12 No Violation of Golden Parachute Rules. The Corporation, the Bank, and the Executive acknowledge and agree that any payment to the Executive under this Employment Agreement and any agreement to make a payment to the Executive are or may be subject to the golden parachute limitations of 12 U.S.C. 1828(k) and FDIC rules at 12 C.F.R. Part 359. The Corporation, the Bank, and the Executive acknowledge and agree that if any payment or agreement to make a payment under this Employment Agreement would be considered a golden parachute payment under 12 C.F.R. 359.1(f), neither the Corporation nor the Bank shall have a contractual or other obligation to make the payment to the Executive, and the agreement to make the payment shall be void, unless (x) the payment receives the prior approval of the appropriate federal banking agency, if required at that time by 12 U.S.C. section 1828(k), 12 C.F.R. Part 359, or other federal or state laws, rules or regulations, and (y) the obligation and the payment comply in all other respects with 12 U.S.C. section 1828(k), 12 C.F.R. Part 359, and other federal and state laws, rules or regulations, to the extent applicable at the time.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

MOUNTAIN 1ST BANK & TRUST COMPANY

By:
Its: Chief Executive Officer

1ST FINANCIAL SERVICES CORPORATION

By:
Its: Chief Executive Officer

EXECUTIVE:

Holly L. Schreiber